 Exhibit 5.1

January 17, 2025

VIA ELECTRONIC TRANSMISSION

KULR Technology Group, Inc.

555 Forge River Road, Suite 100
Webster, Texas 77598

Re: Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to KULR Technology Group, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3ASR (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, pursuant to Rule 415 of the general rules and regulations of the Commission promulgated under the Act, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Common Stock, and the Preferred Stock are collectively referred to herein as the “Securities.”

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to Securities constituting Common Stock to be sold by the Company, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance and terms of the shares of the series of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution fixing the number of shares in any series of Preferred Stock and the designation of relative rights, preferences and limitations in any series of Preferred Stock and the filing of a certificate of designation with respect to the series with the Secretary of State of the State of Delaware as required by Delaware General Corporation Law and (ii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock will have been duly authorized and validly issued and will be fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. With respect to the opinions above, we have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the Company will have the necessary corporate power and due authorization; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the articles of incorporation and bylaws of the Company and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (vii) if such Securities constitute Common Stock or Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock will be authorized for issuance under the articles of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock or Preferred Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement will not be less than the par value of such Common Stock or Preferred Stock.

B. This letter is limited to matters governed by the Delaware General Corporation Law and by the laws of the State of New York (“Laws”).

C. This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

D. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and in any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP